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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                     JURISDICTION OF PERCENTAGE
                        NAME                          ORGANIZATION   OWNERSHIP
                        ----                         --------------- ----------
A.C.E. Insurance Company, Ltd. ..................... Bermuda                100%
  Oasis Real Estate Co. Ltd. ....................... Bermuda                100
    Scarborough Property Holdings, Ltd. ............ Bermuda                 40
  Corporate Officers & Directors Assurance Ltd. .... Bermuda                100
  ACE UK Limited.................................... United Kingdom         100
    Methuen Group Limited........................... United Kingdom          51
       Methuen Holding Limited...................... United Kingdom         100
         Methuen (Lloyd's Underwriting Agents)
         Limited.................................... United Kingdom         100
    ACE Capital Limited............................. United Kingdom         100
ACE Insurance Management Ltd. ...................... Bermuda                100
ACE Services Ltd. .................................. Cayman                 100
Tripar Partnership.................................. Bermuda         99.9990654
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